As filed with the Securities and Exchange Commission on April 20, 2012

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

GT ADVANCED TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0606749
( State or Other Jurisdiction	( I.R.S. Employer
of Incorporation or Organization )	Identification No. )

243 Daniel Webster Highway

Merrimack, New Hampshire 03054
(Address, Including Zip Code, of Principal Executive Offices)

2011 Equity Incentive Plan
(Full Title of the Plan)

Hoil Kim
Chief Administrative Officer and

General Counsel
GT Advanced Technologies Inc.
243 Daniel Webster Highway

Merrimack, New Hampshire 03054
(603) 883-5200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Keith Higgins, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
(617) 951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share		Proposed Maximum Aggregate offering price	Amount of registration fee
2011 Equity Incentive Plan Common Stock, $0.01 par value per share	12,500,000	$7.50	(2)	$93,687,500	$10,737.00
(1)

This amount includes 5,411,706 shares that have previously been registered on Form S-8 (File No. 333-153231) in connection with the Registrant’s 2008 Equity Incentive Plan, with respect to which a fee of $2,975.05 has already been paid. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price shown is the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Select Market as of a date (April 17, 2012) within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 2, 2011, filed with the Commission on May 25, 2011;

(2)   The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended July 2, 2011 filed with the Commission on August 5, 2011 and amended on August 17, 2011, for the quarterly period ended October 1, 2011, filed with the Commission on November 9, 2011 and for  the quarterly period ended December 31, 2011, filed with the Commission on February 7, 2012.

(3)   The Registrant’s Current Reports on Form 8-K filed on April 28, 2011, May 27, 2011, June 1, 2011, June 8, 2011, July 6, 2011, August 8, 2011, August 25, 2011, August 30, 2011, September 19, 2011, October 3, 2011, November 17, 2011, November 21, 2011, February 3, 2012, March 12, 2012, March 23, 2012 and April 20, 2012.

(4)   The description of the Registrant’s Common Stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on July 23, 2008, and any other amendments or reports filed for the purpose of updating such description (File No. 001-34133).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty.  In addition, the Registrant’s certificate of incorporation provides for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether civil, criminal, administrative or investigative because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith.

The Registrant has entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and under the Registrant’s restated certificate of incorporation and by-laws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the Registrant’s benefit but would be offset by its obligations to the director or officer under the indemnification agreement.

Further, all of the directors and officer of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1

Amended and Restated Certificate of Incorporation of GT Solar International Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.2

Certificate of Ownership and Merger merging GT Advanced Technologies Inc. into GT Solar International, Inc. (previously filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed August 8, 2011 and incorporated herein by reference)

4.3	By-laws of GT Advanced Technologies Inc. (previously filed as Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed August 8, 2011 and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to Amendment 5 to the registration statement on Form S-1 (File No. 333-142383) and incorporated herein by reference).

4.5	2011 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 30, 2011 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page in Part II).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire on the 20th day of April, 2012.

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Thomas Gutierrez
Thomas Gutierrez
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hoil Kim his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of GT Advanced Technologies Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Gutierrez	President , Chief Executive Officer and Director	April 20, 2012
Thomas Gutierrez	(Principal Executive Officer)

/s/ Richard J. Gaynor	Vice President and Chief Financial Officer	April 20, 2012
Richard J. Gaynor	(Principal Financial Officer)

/s/ John R. Granara	Vice President of Finance, Corporate Controller	April 20, 2012
John R. Granara	(Principal Accounting Officer)

/s/ Ernest L. Godshalk	Director	April 20, 2012
Ernest L. Godshalk

/s/ J. Michal Conaway	Director	April 20, 2012
J. Michal Conaway

/s/ Matthew E. Massengill	Director	April 20, 2012
Matthew E. Massengill

/s/ Mary Petrovich	Director	April 20, 2012
Mary Petrovich

/s/ Robert E. Switz	Director	April 20, 2012
Robert E. Switz

/s/ Noel G. Watson	Director	April 20, 2012
Noel G. Watson

/s/ Kathleen A. Cote	Director	April 20, 2012
Kathleen A. Cote

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1

Amended and Restated Certificate of Incorporation of GT Solar International Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.2

Certificate of Ownership and Merger merging GT Advanced Technologies Inc. into GT Solar International, Inc. (previously filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed August 8, 2011 and incorporated herein by reference)

4.3	By-laws of GT Advanced Technologies Inc. (previously filed as Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed August 8, 2011 and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to Amendment 5 to the registration statement on Form S-1 (File No. 333-142383) and incorporated herein by reference).

4.5	2011 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 30, 2011 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page in Part II).